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               Consent of Independent Certified Public Accountants


First Investors New York Insured Tax Free Fund, Inc.
95 Wall Street
New York, New York  10005

         We consent to the use in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A (File No. 2-86489) of our report dated January 30, 1998 relating to the December 31, 1997 financial statements of First Investors New York Insured Tax Free Fund, Inc., which are included in said Registration Statement.




                                                     /s/Tait Weller & Baker
                                                     -------------------------

                                                     TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 20, 1998